Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at 2012 Citi Global Industrials Conference

Stamford, CT. September 11, 2012 – Aircastle Limited (NYSE:AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at the 2012 Citi Global Industrials Conference at the Hyatt Regency Hotel in Boston on Wednesday, September 19, 2012 at 2:00 p.m. Eastern Time.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 90 days following the live event.

About Aircastle Limited

Aircastle Limited acquires, leases and sells high-utility commercial jet aircraft to customers throughout the world. As of June 30, 2012, Aircastle’s aircraft portfolio consisted of 155 aircraft on lease with 67 customers located in 36 countries.